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                                   EXHIBIT 23
                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference, in the Registration Statements listed below of our report, dated December 29, 1994 appearing in this Annual Report on Form 10-K of MEDIQ Incorporated and subsidiaries for the year ended September 30, 1994.

     Registration Statement No. 33-13122 on Form S-8
     Registration Statement No. 33-11042 on Form S-8
     Registration Statement No. 33-10208 on Form S-4
     Registration Statement No. 33-09746 on Form S-4
     Registration Statement No. 33-16802 on Form S-8
     Registration Statement No. 33-5089 on Form S-2
     Registration Statement No. 33-47416 on Form S-8

DELOITTE & TOUCHE
Philadelphia, Pennsylvania
January 10, 1995